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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANT


     I hereby consent to the use of my report, dated May 10, 1999, on the balance sheet of Pipeline Data Inc. as of December 31, 1997 and December 31, 1998 and the related statements of operations, cash flows and shareholders' equity for the years ended December 31, 1997 and December 31, 1998, in the Registration Statement on Form SB-2 and the related Prospectus of Pipeline Data Inc. for the registration of its common stock, Class A Redeemable Warrants, and Class B Redeemable Warrants.


                                                  Thomas P. Monahan

June 2, 1999